                                                                 Exhibit d(2)(i)

                                     AMENDED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT
                                 (MARCH 1, 2002)

                                     BETWEEN

                             ING INVESTMENTS, LLC,
                      AN ARIZONA LIMITED LIABILITY COMPANY
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                                                            ANNUAL
                                                         SUB-ADVISORY       LAST CONTINUED/
SERIES                                                       FEE          APPROVED BY BOARD          REAPPROVAL DATE
------                                                   ------------     -----------------         -----------------
ING VP Strategic Allocation Growth Portfolio               0.270%         December 18, 2002         December 31, 2003
ING VP Strategic Allocation Balanced Portfolio             0.270%         December 18, 2002         December 31, 2003
ING VP Strategic Allocation Income Portfolio               0.270%         December 18, 2002         December 31, 2003